                                                       Registration No. 333-

As filed with the Securities and Exchange Commission on December 29, 1997

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           ------------------------

                           THE NEW YORK TIMES COMPANY
               (Exact name of issuer as specified in its charter)

                           NEW YORK                                                       13-1102020
        (STATE OR OTHER JURISDICTION OF INCORPORATION)                       (I.R.S. EMPLOYER IDENTIFICATION NO.)

                            ------------------------

                              229 WEST 43D STREET
                            NEW YORK, NEW YORK 10036
                                 (212) 556-1234
         (Address and telephone number of principal executive offices)
                            ------------------------

                              THE NEW YORK TIMES
                       DEFERRED EXECUTIVE COMPENSATION PLAN
                             (Full title of Plan)


                               Laura J. Corwin,
                         Vice President and Secretary
                          The New York Times Company
                              229 West 43d Street
                           New York, New York 10036
                                (212) 556-1234
              (Name, address and telephone number of agent for service)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

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                                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                                      AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
      TITLE OF SECURITIES TO BE REGISTERED             REGISTERED            SHARE               PRICE          REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Deferred Compensation Obligations................    $73,603,000.00           100%           $73,603,000.00       $21,712.89
--------------------------------------------------------------------------------------------------------------------------------


----------------------------
1. The Deferred Compensation Obligations are unsecured obligations of The New York Times Company to pay deferred compensation in the future in accordance with the terms of The New York Times Company Deferred Executive Compensation Plan.

2. Estimated solely for purposes of determining the registration fee.

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
                                     PART I

    A prospectus setting forth the information required by Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1)(i).

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents which have heretofore been filed by The New York Times Company (the "Company") (File No. 1-5837) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1996; and

         2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 1997, June 29, 1997, and September 28, 1997.

         3. The contents of the Company's Registration Statement on Form S-8 (Registration No. 333-09477), filed with the Commission on August 2, 1996, including the Description of Securities (Item 4), Interests of Named Experts and Counsel (Item 5), Indemnification of Directors and Officers (Item 6), and Undertakings (Item 9).

    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

    Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

    Incorporated by reference, see Item 3.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Incorporated by reference, see Item 3.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Incorporated by reference, see Item 3.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8. EXHIBITS.

    See Exhibit Index on page 7.

ITEM 9. UNDERTAKINGS.

    Incorporated by reference, see Item 3.

                                   SIGNATURES

    Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and the State of New York, on December 18, 1997.

                                       THE NEW YORK TIMES COMPANY



                                       BY: /S/ LAURA J. CORWIN
                                       --------------------------------
                                           Laura J. Corwin
                                           VICE PRESIDENT AND SECRETARY


                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Laura J. Corwin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capabilities, to sign any and all amendments to this registration statement, including any and all post-effective amendments, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes and as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorney-in-fact and agent, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the 1933 Act, the registration statement has been signed below by the following persons in the capacities and on the dates indicated:

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
  /s/ ARTHUR OCHS SULZBERGER    Chairman Emeritus, Director   December 18, 1997
------------------------------
    Arthur Ochs Sulzberger

/s/ ARTHUR O. SULZBERGER, JR.   Chairman, Director            December 18, 1997
------------------------------
  Arthur O. Sulzberger, Jr.

      /s/ JOHN F. AKERS         Director                      December 18, 1997
------------------------------
        John F. Akers

      /s/ DIANE P. BAKER        Senior Vice President,      December 18, 1997
------------------------------  Chief Financial Officer
        Diane P. Baker          (Principal Financial
                                Officer)

     /s/ RICHARD L. GELB        Director                    December 18, 1997
------------------------------
       Richard L. Gelb

      /s/ MICHAEL GOLDEN        Vice Chairman,              December 18, 1997
------------------------------  Senior Vice President,
       Michael Golden           Director

/s/ A. LEON HIGGINBOTHAM, JR.   Director                    December 18, 1997
------------------------------
  A. Leon Higginbotham, Jr.

     /s/ RUTH S. HOLMBERG       Director                    December 18, 1997
------------------------------
       Ruth S. Holmberg

    /s/ ROBERT A. LAWRENCE      Director                    December 18, 1997
------------------------------
      Robert A. Lawrence

     /s/ RUSSELL T. LEWIS       President, (Chief Executive December 18, 1997
------------------------------  Officer), Director
       Russell T. Lewis

     /s/ GEORGE B. MUNROE       Director                    December 18, 1997
------------------------------
       George B. Munroe

   /s/ CHARLES H. PRICE II      Director                    December 18, 1997
------------------------------
     Charles H. Price II

     /s/ GEORGE L. SHINN        Director                    December 18, 1997
------------------------------
       George L. Shinn

    /s/ DONALD M. STEWART       Director                    December 18, 1997
------------------------------
      Donald M. Stewart

      /s/ STUART STOLLER        Vice President,             December 18, 1997
------------------------------  Corporate Controller
        Stuart Stoller          (Principal Accounting Officer)

   /s/ JUDITH P. SULZBERGER     Director                     December 18, 1997
------------------------------
     Judith P. Sulzberger

    /s/ WILLIAM O. TAYLOR       Director                     December 18, 1997
------------------------------
      William O. Taylor

                                 EXHIBIT INDEX

EXHIBIT NUMBER                                     DESCRIPTION
---------------                       -----------------------------------------
    4- The New York Times Company Deferred Executive Compensation Plan (incorporated by reference to the Company's Registration Statement on Form S-8 (Registration Statement No. 333-09447) filed with the Commission on August 2, 1996).

    5- Opinion of the Company's Senior Vice President and General Counsel as to the legality of the Obligations offered under the Plan.

    23(a)-                Independent Auditors' Consent.

    23(b)- Consent of Counsel (contained in the Opinion of the Company's General Counsel, Exhibit 5 hereto).

    24-                   Power of Attorney (included on the signature page).